Exhibit 99.02

Tecogen Announces Second Quarter Earnings
WALTHAM, Mass., August 6, 2015, Tecogen® Inc. (NASDAQ:TGEN), a manufacturer and installer of high efficiency, Ultra clean combined heat and power products including natural gas engine-driven cogeneration, air conditioning systems, and high-efficiency water heaters for industrial and commercial use, reported revenues of $6,383,831 for the quarter ended June 30, 2015 compared to $4,539,857 for the same period in 2014, an increase of 41%. Gross profit increased to $2,140,890 for the quarter ended June 30, 2015 compared to $1,348,673, an increase of 59%.
Major Highlights:
Financial

•	Gross margin in the second quarter 2015 increased to 33.5% compared to 29.7% in 2014.

•	Keeping pace with growing revenues, sales backlog of equipment and installations continues at $10.8 million.

•	Gross profit for the second quarter of 2015 was $2,140,890 compared to $1,348,673, for the same period in 2014.

•
Consolidated net loss, attributable to Tecogen, for the three months ended June 30, 2015 was $362,839 compared to $1,229,707 for the same period in 2014, and the lowest second quarter loss ever reported.

•	Net loss per share was $0.02 and $0.08 for the three months ended June 30, 2015 and 2014, respectively.

•	Yesterday's announcement of a $5 million dollar private placement, and the $2 million dollar line of credit secured a month ago will insure the growth capital required for the foreseeable future.
Sales & Operations

•	Service, product and total revenue grew to the highest ever reported for a second quarter.

•	Shipped 14 InVerde modules in the quarter, the largest second quarter of the 100kW cogeneration units since their introduction.

•
As demonstrated by multiple press releases during the quarter, Tecogen continues to the be the preferred source for cogeneration equipment, engineering and installation services for the large multinational energy service companies (ESCOs). These projects with large ESCOs is an important route to long term business relationships for exclusive specification of Tecogen products.

•	Ultra Emissions programs continue to gain traction:

◦	Air permit for the Southern California genset project is in final process review. An order for the remaining units to be outfitted is expected after issuance.

•	Ilios continues rapid growth and continues pace to profitability.

◦	Ilios shipped nine gas heat pumps in the quarter, the highest single quarterly shipment total since its establishment.

◦	Current Ilios orders and backlog for the remainder of 2015 is more double any previous year, and is on track to surpass $1.2 million dollars in revenue.

◦	During the second quarter, Ilios had its first positive quarterly net income.
Conference Call Scheduled for Today at 8:30 am ET
Tecogen will host a conference call today to discuss the second quarter results beginning at 8:30 am ET. After the conclusion of the Q&A portion of the call, listeners are invited to stay on the line for a discussion of the second quarter results for Tecogen's subsidiary, Ilios Dynamics. To listen to the call dial (888) 349-0103 within the U.S., (855) 669-9657 from Canada, or (412) 902-0129 from other international locations.  Participants should ask to be joined to the Tecogen Inc. call. Please begin dialing at least 10 minutes before the scheduled starting time. The earnings press release will be available on the Company website at www.Tecogen.com in the "News and Events" section under "About Us."  The conference call will be recorded and available for playback one hour after the end of the call.  The earnings conference call will also be webcast live. To register for and listen to the webcast, go to http://investors.tecogen.com/webcast. Following the call, the webcast will be archived for 30 days.

Exhibit 99.02

About Tecogen

Tecogen manufactures, installs, and maintains high efficiency, ultra-clean combined heat and power products including natural gas engine-driven cogeneration, air conditioning systems, and high-efficiency water heaters for residential, commercial, recreational and industrial use. The company is known for cost efficient, environmentally friendly and reliable products for energy production that, through patented technology, nearly eliminate criteria pollutants and significantly reduce a building’s carbon footprint.

In business for over 20 years, Tecogen has shipped more than 2,300 units, supported by an established network of engineering, sales, and service personnel across the United States. For more information, please visit www.tecogen.com.

FORWARD-LOOKING STATEMENTS This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Important factors could cause actual results to differ materially from those indicated by such forward-looking statements, as disclosed on the Company's website and in Securities and Exchange Commission filings. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Tecogen Media Contact Information:
David A. Garrison
Tecogen Inc.
P: 781-466-6403
E: David.Garrison@tecogen.com

Tecogen Investor Contact Information:
John N. Hatsopoulos
P: 781-622-1120
E: jhatsopoulos@tecogen.com

Exhibit 99.02

TECOGEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2015 and December 31, 2014
(unaudited)

	June 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$1,609,719	$1,186,033
Short-term investments, restricted	294,655	585,702
Accounts receivable, net	4,512,448	4,750,437
Unbilled revenue	1,592,913	696,912
Inventory, net	3,786,741	4,090,221
Due from related party	972,821	600,251
Deferred financing costs	50,201	50,201
Prepaid and other current assets	509,832	348,868
Total current assets	13,329,330	12,308,625
Property, plant and equipment, net	572,146	658,421
Intangible assets, net	1,054,966	1,011,300
Goodwill	40,870	40,870
Deferred financing costs, net of current portion	24,091	48,990
Other assets	58,425	53,325
TOTAL ASSETS	$15,079,828	$14,121,531

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,332,255	$2,416,313
Accrued expenses	1,339,600	1,008,153
Deferred revenue	776,064	1,666,576
Total current liabilities	5,447,919	5,091,042
Long-term liabilities:
Deferred revenue, net of current portion	384,906	207,153
Senior convertible promissory note, related party	3,000,000	3,000,000
Total liabilities	8,832,825	8,298,195
Commitments and contingencies (Note 5)

Stockholders’ equity:
Tecogen Inc. stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; 16,338,782 and 15,905,881 issued and outstanding at June 30, 2015 and December 31, 2014, respectively	16,339	15,906
Additional paid-in capital	26,494,188	25,088,213
Accumulated deficit	(19,935,328)	(18,955,023)
Total Tecogen Inc. stockholders’ equity	6,575,199	6,149,096
Noncontrolling interest	(328,196)	(325,760)
Total stockholders’ equity	6,247,003	5,823,336
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$15,079,828	$14,121,531

Exhibit 99.02

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three months ended June 30, 2015 and 2014
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Revenues
Products	$3,345,571	$2,007,926	$6,883,446	$3,952,702
Services	3,038,260	2,531,931	5,603,819	4,802,912
Total revenues	6,383,831	4,539,857	12,487,265	8,755,614
Cost of sales
Products	2,224,415	1,587,145	4,778,053	2,991,584
Services	2,018,526	1,604,039	3,343,347	2,989,131
Total cost of sales	4,242,941	3,191,184	8,121,400	5,980,715
Gross profit	2,140,890	1,348,673	4,365,865	2,774,899
Operating expenses
General and administrative	1,890,503	1,911,071	4,077,632	3,673,063
Selling	324,384	405,108	818,058	826,728
Research and development	228,318	251,582	404,481	559,716
Total operating expenses	2,443,205	2,567,761	5,300,171	5,059,507
Loss from operations	(302,315)	(1,219,088)	(934,306)	(2,284,608)
Other income (expense)
Interest and other income	685	15,079	9,788	18,164
Interest expense	(30,351)	(57,382)	(60,410)	(92,152)
Total other expense, net	(29,666)	(42,303)	(50,622)	(73,988)
Consolidated net loss	(331,981)	(1,261,391)	(984,928)	(2,358,596)
Less: (Income) loss attributable to the noncontrolling interest	(30,858)	31,684	4,625	90,844
Net loss attributable to Tecogen Inc.	$(362,839)	$(1,229,707)	$(980,303)	$(2,267,752)
Net loss per share - basic and diluted	$(0.02)	$(0.08)	$(0.06)	$(0.15)
Weighted average shares outstanding - basic and diluted	16,338,782	15,227,089	16,282,027	15,013,824

Exhibit 99.02

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the six months ended June 30, 2015 and 2014
(unaudited)

	June 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net loss	$(984,928)	$(2,358,596)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	138,828	146,060
Change in provision for allowance on accounts receivable	—	18,000
Recovery for inventory reserve	23,000	—
Stock-based compensation	51,497	72,587
Non-cash interest expense	24,899	25,907
Gain on sale of assets	(5,073)	—
Changes in operating assets and liabilities
(Increase) decrease in:
Short term investments	291,047	—
Accounts receivable	237,989	(695,280)
Unbilled revenue	(896,001)	294,237
Inventory, net	280,480	(543,483)
Due from related party	(372,570)	(148,830)
Prepaid expenses and other current assets	(160,964)	(113,725)
Other non-current assets	(5,100)	23,070
Increase (decrease) in:
Accounts payable	915,942	114,983
Accrued expenses	331,447	116,424
Deferred revenue	(712,759)	449,717
Due to related party	—	(119,667)
Interest payable, related party	—	(198,450)
Net cash used in operating activities	(842,266)	(2,917,046)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(12,935)	(120,773)
Proceeds from sale of assets	16,874	—
Purchases of intangible assets	(95,086)	(113,699)
Purchases of short-term investments, restricted	—	(584,375)
Net cash used in investing activities	(91,147)	(818,847)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments for debt issuance costs	—	(7,444)
Proceeds (payments) on demand notes payable and line of credit to related party	—	(2,950,000)
Proceeds from sale of restricted common stock, net	996,874	2,351,335
Proceeds from the exercise of stock options	360,225	6,000
Net cash provided by (used in) financing activities	1,357,099	(600,109)
Net increase (decrease) in cash and cash equivalents	423,686	(4,336,002)
Cash and cash equivalents, beginning of the period	1,186,033	7,713,899
Cash and cash equivalents, end of the period	$1,609,719	$3,377,897
Supplemental disclosures of cash flows information:
Cash paid for interest	$60,410	$263,553